__________

MINERAL PROPERTY ACQUISITION AGREEMENT

Between:

IPP GOLD LIMITED

And:

DOUGLAS LAKE MINERALS INC.

Douglas Lake Minerals Inc.

Unit #222, 6820 188th Street, Surrey, British Columbia, Canada, V4N 3G6

__________

MINERAL PROPERTY ACQUISITION AGREEMENT

THIS MINERAL PROPERTY ACQUISITION AGREEMENT is made and dated for reference effective as of the 15th day of September, 2010 (the "Effective Date").

BETWEEN:

IPP GOLD LIMITED, a limited liability company registered according to the laws of Tanzania, and having an address for notice and delivery located at P.O. Box 163, Dar es Salaam, Tanzania

(the "Vendor");

OF THE FIRST PART

AND:

DOUGLAS LAKE MINERALS INC., a company incorporated under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at Unit #222, 6820 188th Street, Surrey, British Columbia, Canada, V4N 3G6

(the "Purchaser");

OF THE SECOND PART

(and the Vendor and the Purchaser being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

WHEREAS:

A.     The Vendor, either directly or indirectly through its wholly-owned and controlled holding companies, subsidiaries, affiliates, associates or nominees, as the case may be, has represented to the Purchaser that it is the current 100% legal, beneficial and registered owner of certain mineral property concession license interests which are located in Tanzanian; and more particularly known and described as the "Handeni Project") (collectively, the "Property"); and which mineral property interests comprising the Property are more particularly described in Schedule "A" which is attached hereto and which forms a material part hereof;

B.     The Purchaser is a reporting company incorporated under the laws of the State of Nevada, U.S.A., is in the business of seeking, acquiring and developing mineral resource property interests of merit and has its common shares listed for trading on the NASD over-the-counter Bulletin Board;

C.     In accordance with the terms and conditions of a certain "Memorandum Of Understanding", dated for reference August 30, 2010 (the "MOU"), as entered into between the Parties hereto, the Parties agreed to use their best efforts to initiate, complete and enter into a formal agreement whereby the Vendor would grant an exclusive option (the "Option") to the Purchaser to acquire an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Property in accordance with the terms and conditions of the MOU; a copy of which MOU being attached hereto as Schedule "B" and which forms a material part hereof, and the terms and conditions of the MOU setting forth the Parties general intentions herein; and

D.     The Parties hereto have agreed to enter into this agreement (the "Agreement") which formalizes and replaces, in its entirety, the MOU, as contemplated and required by the terms of the MOU, and which clarifies their respective duties and obligations in connection with the within granting by the Vendor to the Purchaser to acquire an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Property as a consequence thereof;

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

Article 1
DEFINITIONS, SCHEDULES AND INTERPRETATION

1.1     Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)     "Agreement" means this Mineral Property Acquisition Agreement as entered into between the Parties hereto, together with any amendments thereto and any Schedules as attached thereto;

(b)     "Appointments" has the meaning ascribed to it in section "2.2"hereinbelow;

(c)     "Arbitration Act" means the British Columbia Commercial Arbitration Act, R.S.B.C. 1996, as amended, as set forth in Article "14" hereinbelow;

(d)     "Closing" has the meaning ascribed to it in section "6.1" hereinbelow and includes, without limitation, the closing of each of the transactions contemplated hereby which shall occur after the conditions precedent set out in Article "5" hereinbelow have been satisfied in their entirety;

(e)     "Closing Date" has the meaning ascribed to it in section "6.1" hereinbelow;

(f)     "Confidential Information" has the meaning ascribed to it in section "12.1" hereinbelow;

(g)     "Defaulting Party" and "Non-Defaulting Party" have the meanings ascribed to them in section "15.1" hereinbelow;

(h)     "Disposing Party" has the meaning ascribed to it in section "8.3" hereinbelow;

(i)     "Effective Date" has the meaning ascribed to in on the front page of this Agreement;

(j)     "Escrow Agent" means Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, or such other mutually agreeable escrow agent as may be selected by the Parties hereto either prior to or after the Effective Date and who agrees to be bound by the terms and conditions of this Agreement;

(k)     "Holding" has the meaning ascribed to it in section "8.3" hereinbelow;

(l)     "Indemnified Parties" and "Indemnified Party" have the meanings ascribed to them in section "16.1" hereinbelow;

(m)     "mortgage" has the meaning ascribed to it in section "8.1" hereinbelow;

(n)     "MOU" has the meaning ascribed to it in recital "C." hereinabove; and which MOU is attached hereto as Schedule "B";

(o)     "Net Smelter Royalty" has the meaning ascribed to it in section "2.3" hereinbelow; and the terms and conditions of which Net Smelter Royalty being set forth in Schedule "C" which is attached hereto and which forms a material part hereof;

(p)     "Option" has the meaning ascribed to it in section "2.1" hereinbelow as effected in the manner as set forth in Article "2" hereinbelow;

(q)     "Option Period" has the meaning ascribed to it in section "2.1" hereinbelow;

(r)       "Party" or "Parties" means the Vendor and/or the Purchaser hereto, together with each of their respective successors and permitted assigns as the context so requires;

(s)     "person" or "persons" means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

(t)     "Property" has the meaning ascribed to it in recital "A." hereinabove; and which mineral property interests comprising the Property are particularly described in Schedule "A" which is attached hereto together with any other claim or interests of the Parties hereto which are incorporated into the Property by the terms of this Agreement;

(u)     "Property Documentation" means any and all technical records and other factual engineering data and information relating to the mineral property interests comprising the Property and including, without limitation, all plans, maps, agreements and records which are in the possession or control of any Party hereto;

(v)     "Property Rights" means all mineral licenses and all prioritized and protocoled applications for exploration licenses, permits, easements, rights-of-way, certificates, exclusive prospecting orders and other approvals obtained by either of the Parties either before or after the Effective Date of this Agreement and necessary for the exploration and development of any of the mineral property interests comprising the Property;

(w)     "Purchaser" means Douglas Lake Minerals Inc., a company incorporated pursuant to the laws of the State of Nevada, U.S.A. , or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(x)     "Regulatory Approval" means the acceptance for filing of the transactions contemplated by this Agreement by the Regulatory Authorities;

(y)    "Regulatory Authorities" means such regulatory bodies and agencies who have jurisdiction over the affairs of any of the Parties hereto and including, without limitation, all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(z)     "Securities Act" means the United States Securities Act of 1933, as amended, together with any Rules and Regulations promulgated thereunder;

(aa)    "Share" or "Shares" has the meaning ascribed to it in section "2.2"hereinbelow;

(ab)    "Share Issuance" has the meaning ascribed to it in section "2.2"hereinbelow;

(ac)    "Subject Removal Date" has the meaning ascribed to it in section "5.1" hereinbelow;

(ad)    "subsidiary" means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such company or companies) are for the time being owned by or held for a company and/or any other company in like relation to the company, and includes any company in like relation to the subsidiary;

(ae)     "Transfer Documents" has the meaning ascribed to it in section "7.2" hereinbelow; and

(af)     "Vendor" means IPP Gold Limited, a limited liability company registered according to the laws of Tanzania, or any successor company, however formed, whether as a result of merger, amalgamation or other action.

1.2     Schedules. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules which are attached to this Agreement and which forms a material part hereof:

Schedule Schedule "A": Schedule "B": Schedule "C":	Description Property; MOU; and Net Smelter Royalty.

1.3     Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)     the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)     the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

(c)     any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(d)     words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2
GRANT, MAINTENANCE, EXERCISE AND TERMINATION OF THE OPTION

2.1     Grant of the Option. Subject to the terms and conditions hereof and based upon the representations, warranties and covenants contained in Articles "3" and "4" hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article "5" hereinbelow, the Vendor hereby agrees to give and grant to the Purchaser the sole and exclusive right and option to acquire an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Property (again, the "Option") and, in order to maintain the Option in good standing and in full force and effect, the Purchaser hereby agrees to exercise the Option on or before the Closing Date (and which period in time from the Effective Date herein to the Closing Date is referred to as the "Option Period") for each of the considerations provided for in accordance with section "2.2" hereinbelow.

2.2     Consideration for and maintenance of the Option. In order to keep the right and Option granted to the Purchaser in respect of the Property in good standing and in force and effect during the Option Period the Purchaser shall be obligated to provide the following consideration to the Vendor in the following manner:

(a)     Share issuance: issue from treasury and to the order and direction of the Vendor prior to and at the end of the Option Period an aggregate of 133,333,333 restricted common shares in the share capital of the Purchaser (each a "Share"), at a deemed issuance price of U.S. $0.15 per Share (collectively, the "Share Issuance");

(b)     Maintenance payments: pay, or cause to be paid, to or on the Vendor's behalf as the Purchaser may determine, in the Purchaser's sole and absolute discretion, all underlying option, regulatory and governmental payments and assessment work required to keep the mineral property interests comprising the Property and any underlying option agreements respecting any of the mineral property interests comprising the Property in goodstanding during the Option Period of this Agreement; and

(c)     Director and officer appointments: on the Closing Date (as hereinafter determined) cause the following nominees of the Vendor to be appointed as directors and officers of the Purchaser in the following manner:

Vendor nominee Reginald Mengi: Dr. Reyno Scheepers: Dr. Douglas Boateng:	Position with Purchaser Chairman and a director; Director of Exploration and a director; and a director;

(collectively, the "Appointments").

2.3     Net Smelter Royalty. Subject to the following, the acquisition and transfer of the Property by the Vendor to the Purchase is subject, at all times, to the Vendor retaining at least a 2.5% net smelter royalty (the "Net Smelter Royalty") in the Property having the following attributes:

(a)     the terms and conditions of the Net Smelter Royalty shall be as set forth in Schedule "C" which is attached hereto;

(b)     the Purchaser shall have the right to repurchase up to 50% of the Net Smelter Royalty (1.25%) for $5,000,000 at anytime; and

in the event that the Net Smelter Royalty is reduced to 1.25%, for the calendar year of such reduction and for each year thereafter, the annual Net Smelter Royalty payment to the Vendor will be no greater than $1,000,000. If the Net Smelter Royalty payment is less than $1,000,000 in any year such payment cap is in place, the difference between $1,000,000 and the actual Net Smelter Royalty payment received by the Purchaser will be carried over to subsequent years.

In addition, and both during and after the exercise of the Option herein should the London spot price for gold equal or exceed U.S. $1,500.00, then the within Net Smelter Royalty in the Property will increase from 2.5% to 3%.

2.4     Resale restrictions and legending of the Share certificates. The Vendor hereby acknowledge and agree that the Purchaser makes no representations as to any resale or other restriction affecting the Shares and that it is presently contemplated that the Shares will be issued by the Purchaser to the Vendor in reliance upon the registration and prospectus exemptions contained in certain sections of Regulation S promulgated under the United States Securities Act of 1933 (the "Securities Act") which will impose a trading restriction in the United States on the Shares for a period of at least 12 months from the Closing Date. In addition, the Vendor hereby also acknowledges and agrees that the within obligation of the Purchaser to issue the Shares pursuant to section "2.2" hereinabove will be subject to the Purchaser being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and all applicable securities laws in respect of each of the Vendor and the Shares.

The Vendor hereby also acknowledge and understand that neither the sale of the Shares which the Vendor is acquiring nor any of the Shares themselves have been registered under the Securities Act or any state securities laws, and, furthermore, that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Vendor also acknowledges and understands that the certificates representing the Shares will be stamped with the following legends (or substantially equivalent language) restricting transfer in the following manner if such restriction is required by the Regulatory Authorities:

"The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or applicable state securities laws. They may not be sold, offered for sale, pledged or otherwise transferred except pursuant to an effective registration statement under the U.S. Securities Act and in accordance with any applicable state securities laws, or pursuant to an exemption or exclusion from registration under the U.S. Securities Act and any applicable state securities laws. The securities represented by the certificate cannot be the subject of hedging transactions unless such transactions are conducted in compliance with the U.S. Securities Act."

and

"Unless permitted under securities legislation, the holder of this security must not trade the security before [the date which is four months plus a day from Closing]."

and

"Unless otherwise permitted under securities legislation, the holder of this security must not trade the security in or from British Columbia unless the conditions in section 12(2) of BC Instrument 51-509 issuers quoted in the U.S. over-the-counter market are met.";

and the Vendor hereby consent to the Purchaser making a notation on its records or giving instructions to any transfer agent of the Purchaser in order to implement the restrictions on transfer set forth and described hereinabove.

The Vendor also acknowledges and understands that:

(a)     the Shares are restricted securities within the meaning of "Rule 144" promulgated under the Securities Act;

(b)     the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of issuance of the Shares to the Vendor, and even then will not be available unless (i) a public trading market then exists for the common stock of the Purchaser, (ii) adequate information concerning the Purchaser is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and

(c)     any sale of the Shares may be made by the Vendor only in limited amounts in accordance with such terms and conditions.

2.5     Standstill provisions. In consideration of the Purchaser's within agreement to purchase the Property and to enter into the terms and conditions of this Agreement, the Vendor hereby undertakes for itself, and for each of the Vendor's respective agents and advisors, that they will not until the earlier of the Closing Date or the termination of this Agreement approach or consider any other potential purchasers, or make, invite, entertain or accept any offer or proposal for the proposed sale of any mineral property interests comprising the Property or, for that matter, disclose any of the terms of this Agreement, without the Purchaser's prior written consent. In this regard the Vendor hereby acknowledge that the foregoing restrictions are important to the business of the Purchaser and that a breach by the Vendor of any of the covenants herein contained would result in irreparable harm and significant damage to the Purchaser that would not be adequately compensated for by monetary award. Accordingly, the Vendor hereby agree that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, the Vendor will also be liable to the Purchaser, as liquidated damages, for an amount equal to the amount received and earned by any such Party as a result of and with respect to any such breach. The Vendor also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, they agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances.

2.6     Termination of the Option. The Option shall terminate upon 14-calendar days' prior written notice being first being provided by the Vendor to the Purchaser:

(a)     if the Purchaser fails to complete the Share Issuance to the order and direction of the Vendor in accordance with paragraph "2.2(a)" hereinabove during the Option Period and prior to the time period and the Closing Date as specified in paragraph "2.2(a)" hereinabove; or

(b)     if the Purchaser fails to pay, or cause to be paid, to or on the Vendor' behalf as the Purchaser may determine, in the Purchaser's sole and absolute discretion, all underlying option, regulatory and governmental payments and assessment work required to keep the mineral property interests comprising the Property and any underlying option agreements respecting any of the mineral property interests comprising the Property in goodstanding in accordance with paragraph "2.2(b)" hereinabove.

(c)     if the Purchaser fails to complete the Appointments in accordance with paragraph "2.2(c)" hereinabove.

2.7     Termination by the Purchaser of the Option. Prior to the exercise of the Option the Purchaser may terminate the Option by providing a notice of termination to the Vendor in writing of its desire to do so at least 14 calendar days prior to its decision to do so. After such 14-calendar days' period the Purchaser shall have no further obligations, financial or otherwise, under this Agreement, except that the provisions of section "2.9" hereinbelow shall become immediately applicable to the Purchaser upon providing the said notice of termination to the Vendor.

2.8     No interest in the Property upon termination of the Option. If the Option is so terminated in accordance with either of sections "2.6" or "2.7" hereinabove the Purchaser shall have no interest in and to any of the mineral property interests comprising the Property, and any and all prior maintenance payments made, or caused to be made, or incurred by the Purchaser to or on behalf of the Vendor or any of the mineral property interests comprising the Property under this Agreement, shall then be non-refundable by the Vendor to the Purchaser for which the Purchaser shall have no recourse, and the provisions of section "2.9" hereinbelow shall become immediately applicable to the Purchaser.

2.9     Obligations on termination of the Option. If the Option is terminated otherwise than upon the exercise thereof pursuant to this Article, then the Purchaser shall:

(a)     leave in good standing for a period of at least 90 calendar days from the termination of the Option those mineral property interests comprising the Property that are in good standing on the date thereof;

(b)     cause to be delivered to the Vendor the Transfer Documents and bills of sale in recordable form whereby the Purchaser's entire right, title and interest in and to the mineral property interests comprising the Property has been transferred to the Vendor free and clear of all liens or charges arising from the Purchaser's activities on the mineral property interests comprising the Property to the date thereof; and

(c)     deliver at no cost to the Vendor within 30 calendar days of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Purchaser with respect to the mineral property interests comprising the Property and not theretofore already furnished to the Vendor.

2.10     Deemed exercise of the Option. At such time as the Purchaser has caused the completion of the Share Issuance and made each of the required maintenance payments in accordance with section "2.2" hereinabove, within the Option Period and the time periods as specified in section "2.2", then the Option shall be deemed to have been exercised by the Purchaser, and the Purchaser shall have thereby, in accordance with the terms and conditions of this Agreement and without any further act required on its behalf, acquired an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Property subject only to the Net Smelter Royalty interest of the Vendor from time to time.

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE VENDOR

3.1     General representations, warranties and covenants by the Vendor. In order to induce the Purchaser to enter into and consummate this Agreement, the Vendor hereby represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Vendor, after having made due inquiry:

(a)     the Vendor, and/or the agents to the Vendor, are and will be qualified to do business in those jurisdictions where it is necessary to fulfill each of the Vendor's obligations under this Agreement, and he Vendor has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(b)     the Vendor has the requisite power, authority and capacity to fulfill the Vendor's obligations under this Agreement;

(c)     the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action on each of the Vendor's part;

(d)     this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(e)     prior to the Subject Removal Date the Vendor will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Vendor who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Vendor or any of the mineral property interests comprising the Property may be subject;

(f)     except for Regulatory Approval of this Agreement by the appropriate Regulatory Authorities, there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(g)     the Vendor is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which the Vendor is subject or which apply to the Vendor;

(h)     no proceedings are pending for, and the Vendor is unaware of, any basis for the institution of any proceedings leading to the placing of the Vendor in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

(i)     the Vendor has not received, nor has the Vendor requested or does the Vendor require to receive, any offering memorandum or similar document describing the business and affairs of the Purchaser in order to assist the Vendor in entering into this Agreement and in consummating the transactions contemplated herein;

(j)     except as otherwise provided for herein, the Vendor has not retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;

(k)     the Vendor is not, nor until or at the Closing Date will the Vendor be, in breach of any provision or condition of, nor has the Vendor done or omitted to do anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which the Vendor is a party, by which the Vendor is bound or from which the Vendor derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which the Vendor is subject, or any statute or regulation applicable to the Vendor, to an extent that, in the aggregate, has a material adverse affect on either the Vendor or on any of the mineral property interests comprising the Property;

(l)     the Vendor will give to the Purchaser, within at least five calendar days prior to the Closing Date, by written notice, particulars of:

(i)     each occurrence within the Vendor's knowledge after the Effective Date of this Agreement that, if it had occurred before the Effective Date, would have been contrary to any of the Vendor's representations or warranties contained herein; and

(ii)     each occurrence or omission within the Vendor's knowledge after the Effective Date that constitutes a breach of any of the Vendor's covenants contained in this Agreement;

(m)     the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)     conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Vendor is subject, or constitute or result in a default under any agreement, contract or commitment to which the Vendor is a party;

(ii)     give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Vendor is a party;

(iii)     give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Vendor which is necessary or desirable in connection with the conduct and operations of the Vendor's business and the ownership or leasing of the Vendor's business assets; or

(iv)     constitute a default by the Vendor, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Vendor which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(n)     neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of the Vendor in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Purchaser to enter into this Agreement; and

(o)     the Vendor is not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.

3.2     Representations, warranties and covenants by the Vendor respecting the Property. In order to induce the Purchaser to enter into and consummate this Agreement, the Vendor hereby also represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Vendor, after having made due inquiry:

(a)     the Vendor is the legal and beneficial owner of all of the mineral property interests comprising the Property; the particulars of which mineral property interests comprising the Property being more particularly described in Schedule "A" which is attached hereto;

(b)     the Vendor is authorized to hold the right to explore and develop each of the mineral property interests comprising the Property and all Property Rights held by the Vendor in and to the mineral property interests comprising the Property;

(c)     the Vendor holds all of the mineral property interests comprising the Property free and clear of all liens, charges and claims of others;

(d)     no other person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Vendor of any interest in and to any of the mineral property interests comprising the Property;

(e)     the mineral property interests comprising the Property have been duly and validly located and recorded in a good and minerlike manner pursuant to applicable mining laws;

(f)     all permits and licenses covering the mineral property interests comprising the Property have been duly and validly issued pursuant to applicable mining laws and are in good standing by the proper doing and filing of assessment work and the payment of all fees, taxes and rentals in accordance with the requirements of applicable mining laws and the performance of all other actions necessary in that regard;

(g)     where appropriate, the Vendor has insured the mineral property interests comprising the Property against loss or damage on a replacement cost basis;

(h)     all conditions on and relating to the mineral property interests comprising the Property and the operations conducted thereon by or on behalf of the Vendor are in compliance with all applicable laws, regulations or orders and including, without limitation, all laws relating to environmental matters, waste disposal and storage and reclamation;

(i)      there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to any of the mineral property interests comprising the Property and the conduct of the operations related thereto, nor has the Vendor received any notice of same;

(j)     there is no adverse claim or challenge against or to the ownership of or title to any of the mineral property interests comprising the Property or which may impede the development of any of the mineral interests comprising the Property, nor, to the best of the knowledge, information and belief of the Vendor, after having made due inquiry, is there any basis for any potential claim or challenge, and, to the best of the knowledge, information and belief of the Vendor, after having made due inquiry, no person has any royalty, net profits or other interests whatsoever in any production from any of the mineral property interests comprising the Property;

(k)    there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of the Vendor), pending or threatened, which may affect, without limitation, the rights of the Vendor to transfer any interest in and to the mineral property interests comprising the Property to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limitation, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting any of the mineral property interests comprising the Property. In addition, the Vendor is not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(l)     the Vendor has delivered to the Purchaser all Property Documentation in the Vendor's possession or control relating to the mineral property interests comprising the Property together with copies of all permits, permit applications and applications for exploration and exploitation rights respecting any of the mineral property interests comprising the Property;

(m)     the Vendor will also deliver, or caused to be delivered, to the Purchaser as soon as conveniently possible after the Effective Date, however, prior to the Subject Removal Date, an independent geological report or reports respecting the mineral property interests comprising the Property, together with, if required, a title opinion or opinions respecting the mineral property interests comprising the Property, all as addressed to the Purchaser and prepared in accordance with applicable rules and policies, together with such other documentation as the Purchaser may require in order to seek and obtain Regulatory Approval for each of the transactions contemplated by this Agreement; and

(n)     the Vendor is not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.

3.3     Continuity of the representations, warranties and covenants by the Vendor. The representations, warranties and covenants by the Vendor contained in this Article "3", or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by the Purchaser or by the Purchaser's professional advisors prior to the Closing Date, or the waiver of any condition by the Purchaser, the representations, warranties and covenants of the Vendor contained in this Article "3" shall survive the Closing Date and shall continue in full force and effect for a period of one year from the Closing Date; provided, however, that the Vendor shall not be responsible for the breach of any representation, warranty or covenant of the Vendor contained herein caused by any act or omission of the Purchaser prior to the Effective Date hereof of which the Vendor was unaware or as a result of any action taken by the Purchaser after the Effective Date. In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Purchaser, then the Vendor will pay the amount of such loss or damage to the Purchaser within 30 calendar days of receiving notice of judgment therefor; provided, however, that the Purchaser will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.

Article 4
WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE PURCHASER

4.1     Warranties, representations and covenants by the Purchaser. In order to induce the Vendor to enter into and consummate this Agreement, the Purchaser hereby warrants to, represents to and covenants with each of the Vendor, with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry:

(a)     the Purchaser is a corporation duly incorporated under the laws of the State of Nevada, U.S.A., is validly existing and is in good standing with respect to all statutory filings required by the Nevada Revised Statutes;

(b)     the Purchaser is qualified to do business in those jurisdictions where it is necessary to fulfill the Purchaser's obligations under this Agreement, and the Purchaser has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)     the execution and delivery of this Agreement and the agreements contemplated hereby has been duly authorized by all necessary corporate action on the Purchaser's part;

(d)     prior to the Subject Removal Date the Purchaser will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Purchaser who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Purchaser may be subject;

(e)     except for Regulatory Approval of this Agreement by the appropriate Regulatory Authorities, there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(f)     this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(g)     no proceedings are pending for, and the Purchaser is unaware of, any basis for the institution of any proceedings leading to the dissolution or winding up of the Purchaser or the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

(h)     there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Purchaser, after making due inquiry, threatened against or affecting the Purchaser at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(i)     the Purchaser is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which the Purchaser is subject or which apply to the Purchaser;

(j)     the Purchaser will save the Vendor harmless in respect of all claims, liabilities and expenses arising out of the Purchaser's activities on any of the mineral property interests comprising the Property;

(k)     the Purchaser will do all work on the Property in a good and minerlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(l)     the Purchaser is not in breach of any provision or condition of, nor has the Purchaser done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which the Purchaser is a party, by which the Purchaser is bound or from which the Purchaser derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which the Purchaser is subject, or any statute or regulation applicable to the Purchaser, to an extent that, in the aggregate, has a material adverse affect on the Purchaser;

(m)     the Purchaser will give to the Vendor, within at least five calendar days prior to the Closing Date (as hereinafter defined), by written notice, particulars of:

(i)     each occurrence within the Purchaser's knowledge after the Effective Date of this Agreement that, if it had occurred before the Effective Date, would have been contrary to any of the Purchaser's representations or warranties contained herein; and

(ii)     each occurrence or omission within the Purchaser's knowledge after the Effective Date that constitutes a breach of any of the Purchaser's covenants contained in this Agreement;

(n)     the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)     conflict with or result in a breach of or violate any of the terms, conditions or provisions of the incorporation documents of the Purchaser;

(ii)     conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Purchaser is subject, or constitute or result in a default under any agreement, contract or commitment to which the Purchaser is a party;

(iii)     give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Purchaser is a party;

(iv)     give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Purchaser which is necessary or desirable in connection with the conduct and operations of the Purchaser's business and the ownership or leasing of the Purchaser's business assets; or

(v)     constitute a default by the Purchaser or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Purchaser which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(o)     neither this Agreement nor any other document, certificate or statement furnished to the Vendor by or on behalf of the Purchaser in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and

(p)     the Purchaser is not aware of any fact or circumstance which has not been disclosed to the Vendor which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Vendor to enter into this Agreement.

4.2     Continuity of the representations, warranties and covenants by the Purchaser. The representations, warranties and covenants of the Purchaser contained in this Article "4", or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by the Vendor or by the Vendor's professional advisors prior to the Closing Date, or the waiver of any condition by the Vendor, the representations, warranties and covenants of the Purchaser contained in this Article "4" shall survive the Closing Date and shall continue in full force and effect for a period of one year from the Closing Date; provided, however, that the Purchaser shall not be responsible for the breach of any representation, warranty or covenant of the Purchaser contained herein caused by any act or omission of the Vendor prior to the Effective Date hereof of which the Purchaser was unaware or as a result of any action taken by the Vendor after the Effective Date. In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Vendor, then the Purchaser will pay the amount of such loss or damage to the Vendor within 30 calendar days of receiving notice of judgment therefor; provided, however, that the Vendor will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.

Article 5
CONDITIONS PRECEDENT TO CLOSING

5.1     Parties' conditions precedent prior to the Closing Date. All of the rights, duties and obligations of each of the Parties hereto under this Agreement are subject to the following conditions precedent for the exclusive benefit of each of the Parties fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the case may be, as soon as possible after the Effective Date, however, unless specifically indicated as otherwise, not later than 21 calendar days after the Effective Date and not later than five calendar days prior to the Closing Date (such date being the "Subject Removal Date" herein):

(a)     receipt of all necessary approvals, including Regulatory Approval, from all Regulatory Authorities having jurisdiction over the Parties hereto and the transactions contemplated by this Agreement, to the terms and conditions of and the transactions contemplated by this Agreement; and

(b)     if required, shareholders of the Purchaser passing an ordinary resolution or, where required, a special resolution, approving the terms and conditions of this Agreement and all of the transactions contemplated hereby or, in the alternative, shareholders of the Purchaser holding 100% of the issued shares of the Purchaser providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereby.

5.2     Parties' waiver of conditions precedent. The conditions precedent set forth in section "5.1" hereinabove are for the exclusive benefit of each of the Parties hereto and may be waived by each or any of the Parties in writing and in whole or in part at any time, however, not later than the Subject Removal Date.

5.3     The Vendor' conditions precedent. The rights, duties and obligations of the Vendor under this Agreement are also subject to the following conditions precedent for the exclusive benefit of the Vendor fulfilled in all material aspects in the reasonable opinion of the Vendor or to be waived by the Vendor as soon as possible after the Effective Date, however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date:

(a)     the representations, warranties and covenants of the Purchaser contained herein shall be true and correct as of and on the Subject Removal Date;

(b)     the Purchaser shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Purchaser on or before the Subject Removal Date;

(c)     the Purchaser will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Purchaser who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Purchaser may be subject;

(d)     all matters which, in the opinion of counsel for the Vendor, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

(e)     no material loss or destruction of or damage to the Purchaser shall have occurred since the Effective Date;

(f)     no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i)     the purchase or transfer of any interest in and to the mineral property interests comprising the Property as contemplated by this Agreement or the right of the Vendor to dispose of any interest in and to any of the mineral property interests comprising the Property; or

(ii)     the right of the Purchaser to conduct the Purchaser's operations and carry on, in the normal course, the Purchaser's business and operations as the Purchaser has carried on in the past;

(g)     the delivery to the Vendor by the Purchaser, on a confidential basis, of the following documentation and information:

(i)     a copy of all material contracts, agreements, reports and title information of any nature respecting the Purchaser and each of its subsidiaries, if any; and

(ii)     details of any lawsuits, claims or potential claims relating to the Purchaser or to any of the Purchaser's subsidiaries, if any, of which the Purchaser is aware and the Vendor is unaware;

(h)     the Purchaser will, for a period of not less than five calendar days during the period commencing on the Effective Date and continuing until not later than 10 calendar days prior to the Subject Removal Date, during normal business hours:

(i)     make available for inspection by the solicitors, auditors and representatives of the Vendor, at such location as is appropriate, all of the Purchaser's and each of the Purchaser's subsidiaries', if any, books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Vendor; provided such persons do not unduly interfere in the operations of the Purchaser or any of the Purchaser's subsidiaries, if any;

(ii)     authorize and permit such persons at the risk and the sole cost of the Vendor, and only if such persons do not unduly interfere in the operations of the Purchaser and each of the Purchaser's subsidiaries, if any, to attend at all of their places of business and operations to observe the conduct of their businesses and operations, inspect their properties and assets and make physical counts of their inventories, shipments and deliveries; and

(iii)     require the Purchaser's and each of the Purchaser's subsidiaries', if any, management personnel to respond to all reasonable inquiries concerning the Purchaser's and each of the Purchaser's subsidiaries', if any, business assets or the conduct of their businesses relating to their liabilities and obligations; and

(i)     the completion by the Vendor and by the Vendor's professional advisors of a thorough due diligence and operations review of the businesses and operations of the Purchaser and each of the Purchaser's subsidiaries, if any, to the sole and absolute satisfaction of the Vendor.

5.4     The Vendor's waiver of conditions precedent. The conditions precedent set forth in section "5.3" hereinabove are for the exclusive benefit of the Vendor and may be waived by the Vendor in writing and in whole or in part at any time after the Effective Date, however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date.

5.5     The Purchaser's conditions precedent. The rights, duties and obligations of the Purchaser under this Agreement are also subject to the following conditions precedent for the exclusive benefit of the Purchaser fulfilled in all material aspects in the reasonable opinion of the Purchaser or to be waived by the Purchaser as soon as possible after the Effective Date, however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date:

(a)     the representations, warranties and covenants of the Vendor contained herein shall be true and correct as of and on the Subject Removal Date;

(b)     the Vendor shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Vendor on or before the Subject Removal Date;

(c)     the Vendor will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Vendor who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Vendor may be subject;

(d)     all matters which, in the opinion of counsel for the Purchaser, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

(e)     no material loss or destruction of or damage to any of the mineral property interests comprising the Property shall have occurred since the Effective Date;

(f)     no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i)     the sale or transfer of any interest in and to the mineral property interests comprising the Property as contemplated by this Agreement or the right of the Purchaser to acquire any interest in and to any of the mineral property interests comprising the Property; or

(ii)     the right of the Purchaser to conduct the Purchaser's operations and carry on, in the normal course, the Purchaser's business and operations as the Purchaser has carried on in the past;

(g)     the delivery to the Purchaser by the Vendor, on a confidential basis, of all Property Documentation and including, without limitation:

(i)     a copy of all material contracts, agreements, reports and title information of any nature respecting any of the mineral interests comprising the Property; and

(ii)     details of any lawsuits, claims or potential claims relating to any of the mineral interests comprising the Property of which the Vendor is aware and the Purchaser is unaware;

(h)     the delivery by the Vendor to the Purchaser of an opinion of counsel for the Vendor, in a form satisfactory to the Purchaser's counsel, acting reasonably, dated as at the date of delivery, to the effect that:

(i)     the Vendor is the legal and beneficial owner of all of the mineral property interests comprising the Property prior to the completion of the transactions contemplated by this Agreement;

(ii)     the Vendor holds the right to explore and develop each of the mineral property interests comprising the Property and all Property Rights held by the Vendor in and to the mineral property interests comprising the Property;

(iii)     the Vendor holds all of the mineral property interests comprising the Property free and clear of all liens, charges and claims of others;

(iv)     the mineral property interests comprising the Property have been duly and validly located and recorded in a good and minerlike manner pursuant to all applicable laws and are in good standing;

(v)     based on actual knowledge and belief, such counsel knows of no adverse claim or challenge against or to the ownership of or title to any of the mineral property interests comprising the Property or which may impede their development, and, based on actual knowledge and belief, such counsel is not aware of any basis for any potential claim or challenge, and, based on actual knowledge and belief, such counsel knows of no outstanding agreements or options to acquire or purchase any portion of any of the mineral property interests comprising the Property, and no person has any royalty, net profits or other interest whatsoever in any production from any of the mineral property interests comprising the Property;

(vi)     based on actual knowledge and belief, such counsel knows of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against the Vendor which might materially affect any of the mineral property interests comprising the Property or which could result in any material liability to the Vendor or to any of the mineral property interests comprising the Property; and

(vii)     as to all other legal matters of a like nature pertaining to the Vendor and the mineral property interests comprising the Property and to the transactions contemplated hereby as the Purchaser or the Purchaser's counsel may reasonably require; and

(i)     the completion by the Purchaser and by the Purchaser's professional advisors of a thorough due diligence and operations review of the mineral property interests comprising the Property, of the business and operations of the Vendor and of the transferability of the mineral property interests comprising the Property as contemplated by this Agreement, to the sole and absolute satisfaction of the Purchaser.

5.6     Purchaser's waiver of conditions precedent. The conditions precedent set forth in section "5.5" hereinabove are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing and in whole or in part at any after the Effective Date, however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date.

Article 6
CLOSING AND EVENTS OF CLOSING

6.1     Closing and Closing Date. Subject to the prior and due and complete exercise of by the Purchaser of the Option in accordance with Article "2" hereinabove, the closing (the "Closing") of the within purchase and delivery of an undivided 100% interest in and to the mineral property interests comprising the Property, as contemplated in the manner as set forth in Article "2" hereinabove, together with all of the transactions contemplated by this Agreement, shall occur on the day which is five business days following the due and complete exercise of the Option by the Purchaser in accordance with Article "2" hereinabove (the "Closing Date"), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, located at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, counsel for the Purchaser herein, at 2:00 p.m. (Vancouver time) on the Closing Date.

6.2     Latest Closing Date. If the Closing Date in respect of the due and complete exercise of the Option by the Purchaser has not occurred within 30 calendar days from the Effective Date then this Agreement will be terminated and unenforceable unless the Parties hereto agree in writing to grant an extension of such Closing Date.

6.3     Documents to be delivered by the Vendor prior to the Closing Date. Subject to the prior and due and complete exercise of by the Purchaser of the Option in accordance with Article "2" hereinabove, and not later than three calendar days prior to the Closing Date and in addition to the documentation which is required by the agreements and conditions precedent which are set forth in Articles "2" and "5" hereinabove, the Vendor shall also execute and deliver, or cause to be delivered, to the Escrow Agent all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Purchaser, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer of an undivided 100% legal, beneficial and registerable interest in and to each of the mineral property interests comprising the Property to the Purchaser (or, at the sole and absolute discretion of the Purchaser, to such other entity or subsidiary as may be determined by the Purchaser prior to the Closing Date) free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)     all documentation as may be necessary and as may be required by the counsel for the Purchaser, acting reasonably, to ensure that an undivided 100% legal, beneficial and registerable interest in and to each of the mineral property interests comprising the Property have been duly transferred, assigned and are registerable in the name of and for the benefit of the Purchaser (or, at the sole and absolute discretion of the Purchaser, to such other entity or subsidiary as may be determined by the Purchaser) under all applicable laws;

(b)     all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, including all necessary consents and approvals, and any other documents necessary or reasonably required to effectively transfer an undivided 100% legal, beneficial and registerable interest in and to each of the mineral property interests comprising the Property to the Purchaser (or, at the sole and absolute discretion of the Purchaser, to such other entity or subsidiary as may be determined by the Purchaser) with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever excepting the Net Smelter Royalty provided for herein;

(c)     all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, Regulatory Approval from all Regulatory Authorities having jurisdiction over any of the Vendor or any of the mineral property interests comprising the Property;

(d)     all necessary consents to act and insider and affiliate filing forms from the Vendor's nominees as may be required by the Purchaser in order to complete the Appointments at Closing together with all regulatory filings associated therewith;

(e)     a certificate of the Vendor, dated as at the Closing Date, acceptable in form to counsel for the Purchaser, acting reasonably, certifying that the representations, warranties, covenants and agreements of the Vendor contained in this Agreement are true and correct in all respects as of the Closing Date as if made by the Vendor on the Closing Date;

(f)     an opinion of counsel for the Vendor, dated as at the Closing Date and addressed to the Purchaser and the Purchaser's counsel, in form and substance satisfactory to the Purchaser's counsel, acting reasonably, to the effect that:

(i)     the Vendor is the legal and beneficial owner of all of the mineral property interests comprising the Property prior to the completion of the transactions contemplated by this Agreement;

(ii)     the Vendor holds the right to explore and develop each of the mineral property interests comprising the Property and all Property Rights held by the Vendor in and to the mineral property interests comprising the Property;

(iii)     the Vendor holds all of the mineral property interests comprising the Property free and clear of all liens, charges and claims of others;

(iv)     the mineral property interests comprising the Property have been duly and validly located and recorded in a good and minerlike manner pursuant to all applicable laws and are in good standing;

(v)     all necessary steps have been taken by the Vendor to permit the transfer of an undivided 100% legal, beneficial and registerable interest in and to each of the mineral property interests comprising the Property to the Purchaser (or, at the sole and absolute discretion of the Purchaser, to such other entity or subsidiary as may be determined by the Purchaser) with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever excepting the Net Smelter Royalty provided for herein;

(vi)     based on actual knowledge and belief, such counsel knows of no adverse claim or challenge against or to the ownership of or title to any of the mineral property interests comprising the Property or which may impede their development, and, based on actual knowledge and belief, such counsel is not aware of any basis for any potential claim or challenge, and, based on actual knowledge and belief, such counsel knows of no outstanding agreements or options to acquire or purchase any portion of any of the mineral property interests comprising the Property, and no person has any royalty, net profits or other interest whatsoever in any production from any of the mineral property interests comprising the Property;

(vii)     based on actual knowledge and belief, such counsel knows of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against the Vendor which might materially affect any of the mineral property interests comprising the Property or which could result in any material liability to the Vendor or to any of the mineral property interests comprising the Property; and

(viii)     as to all other legal matters of a like nature pertaining to the Vendor and the mineral property interests comprising the Property and to the transactions contemplated hereby as the Purchaser or the Purchaser's counsel may reasonably require; and

(g)     any remaining Property Documentation; and

(h)     all such other documents and instruments as the Purchaser and the Purchaser's counsel may reasonably require.

6.4     Documents to be delivered by the Purchaser prior to the Closing Date. Subject to the prior and due and complete exercise of by the Purchaser of the Option in accordance with Article "2" hereinabove, and not later than three calendar days prior to the Closing Date and in addition to the documentation which is required by the agreements and conditions precedent which are set forth in Articles "2" and "5" hereinabove, the Purchaser shall also execute and deliver, or cause to be delivered, to the Escrow Agent all such other documents, resolutions and instruments as are necessary, in the opinion of counsel for the Vendor, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, each of the Share Issuance and maintenance payments hereunder, and effectively accepting the transfer to the Purchaser (or, at the sole and absolute discretion of the Purchaser, to such other entity or subsidiary as may be determined by the Purchaser prior to the Closing Date) of an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Property free and clear of all liens, charges and encumbrances excepting the Net Smelter Royalty provided for herein, and in particular including, but not being limited to, the following materials:

(a)     a Closing agenda;

(b)     if required, a certified copy of an ordinary resolution or, where required, a special resolution, of the shareholders of the Purchaser approving the terms and conditions of this Agreement and all of the transactions contemplated hereby or, in the alternative, shareholders of the Purchaser holding 100% of the issued shares of the Purchaser providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereby;

(c)     a certified copy of the resolutions of the directors of the Purchaser providing for the approval of the terms and conditions of this Agreement and all of the transactions contemplated hereby;

(d) all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, Regulatory Approval from all Regulatory Authorities having jurisdiction over the Purchaser;

(e)     a certificate of an officer of the Purchaser, dated as at the Closing Date, acceptable in form to counsel for the Vendor, acting reasonably, certifying that the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement are true and correct in all respects as of the Closing Date as if made by the Purchaser on the Closing Date;

(f)     written evidence and confirmation, to the sole and absolute satisfaction of the Vendor, acting reasonably, of the prior due and complete exercise of the Option by the Purchaser and in particular including, without limitation, the completion of the Share Issuance and any required Property maintenance payments prior to Closing; and

(g)     all such other documents and instruments as the Vendor and the Vendor's counsel may reasonably require.

Article 7
APPOINTMENT OF ESCROW AGENT AND TRANSFER DOCUMENTS

7.1     Appointment of Escrow Agent. The Parties hereto hereby acknowledge and appoint the Escrow Agent as escrow agent herein.

7.2     Escrow of Transfer Documents. Subject to and in accordance with the terms and conditions hereof and the requirements of Articles "2", "5" and "6" hereinabove, and without in any manner limiting the obligations of each of the Parties hereto as contained therein and hereinabove, it is hereby acknowledged and confirmed by the Parties hereto that each of the Parties will execute, deliver, or cause to be delivered, all such documentation as may be required by the requirements of Articles "2", "5" and "6" hereinabove (herein, collectively, the "Transfer Documents") and deposit the same with the Escrow Agent, or with such other mutually agreeable escrow agent, together with a copy of this Agreement, there to be held in escrow for release by the Escrow Agent to the Parties in accordance with the strict terms and provisions of Articles "2" and "6" hereinabove.

7.3     Resignation of Escrow Agent. The Escrow Agent may resign from its duties and responsibilities if it gives each of the Parties hereto three calendar days' written notice in advance. Upon receipt of notice of the Escrow Agent's intention to resign the Parties shall, within three calendar days, select a replacement escrow agent and jointly advise the Escrow Agent in writing to deliver the Transfer Documents to the replacement escrow agent. If the Parties fail to agree on a replacement escrow agent within three calendar days of such notice, the replacement escrow agent shall be selected by a Judge of the Supreme Court of the Province of British Columbia upon application by any Party hereto. The Escrow Agent shall continue to be bound by this Agreement until the replacement escrow agent has been selected and the Escrow Agent receives and complies with the joint instructions of the Parties to deliver the Transfer Documents to the replacement escrow agent. The Parties agree to enter into an escrow agreement substantially in the same form of this Agreement with the replacement escrow agent.

7.4     Instructions to Escrow Agent. Instructions given to the Escrow Agent pursuant to this Agreement shall be given by duly authorized signatories of the respective Parties hereto.

7.5     No other duties or obligations. The Escrow Agent shall have no duties or obligations other than those specifically set forth in this Article.

7.6     No obligation to take legal action. The Escrow Agent shall not be obligated to take any legal action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with a reasonable indemnity by all of the Parties hereto together with such other third parties as the Escrow Agent may require in its sole and absolute discretion.

7.7     Not bound to any other agreements. The Escrow Agent is not bound in any way by any other contract or agreement between the Parties hereto whether or not it has knowledge thereof or of its terms and conditions and its only duty, liability and responsibility shall be to hold and deal with the Transfer Documents as herein directed.

7.8     Notice. The Escrow Agent shall be entitled to assume that any notice and evidence received by it pursuant to these instructions from anyone has been duly executed by the Party by whom it purports to have been signed and that the text of any notice and evidence is accurate and the truth. The Escrow Agent shall not be obliged to inquire into the sufficiency or authority of the text or any signatures appearing on such notice or evidence.

7.9     Indemnity. The Parties hereto, jointly and severally, covenant and agree to indemnify the Escrow Agent and to hold it harmless against any loss, liability or expense incurred, without negligence or bad faith on its part, arising out of or in connection with the administration of its duties hereunder and including, without limitation, the costs and expenses of defending itself against any claim or liability arising therefrom.

7.10     Not required to take any action. In the event of any disagreement between any of the Parties hereto to these instructions or between them or either or any of them and any other person resulting in adverse claims or demands being made in connection with the Transfer Documents, or in the event that the Escrow Agent should take action hereunder, it may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists and, in any such event, it shall not be or become liable in any way or to any person for its failure or refusal to act and it shall be entitled to continue so to refrain from acting until:

(a)     the rights of all Parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or

(b)     all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons and it shall have been notified thereof in writing signed by all such persons.

Article 8
POWER TO CHARGE AND ASSIGNMENT AND RIGHT OF FIRST REFUSAL

8.1     Power to charge. At any time prior to the exercise of the Option by the Purchaser the Purchaser may grant mortgages, charges or liens (each of which is herein called a "mortgage") of and upon the interest of the Purchaser in and to any of the mineral property interests comprising the Property, upon any mill or other fixed property located thereon and on any or all of the tangible personal property located on or used in connection with any of the mineral property interests comprising the Property, to secure only the financing of development of any of the mineral property interests comprising the Property; provided that, unless otherwise agreed to by the Vendor, it shall be a term of each mortgage that the mortgagee or any person acquiring title to any mineral property interest comprising the Property, or to any mill or other fixed property or tangible personal property located on or used in connection with any mineral property interest comprising the Property upon enforcement of the mortgage, shall hold the same subject to the rights of the Vendor hereunder as if the mortgagee or any such person had executed this Agreement as party of the first part.

8.2     Assignment. Save and except as otherwise provided for hereinabove and in this Article, no Party may sell, assign, pledge, mortgage or otherwise encumber all or any part of its interest herein or to any of the mineral property interests comprising the Property without the prior written consent of the other Party hereto; provided, however, that any Party hereto may at anytime, and at its sole and absolute discretion and without the prior approval of the other Party, assign and transfer its interest herein or to any of the mineral property interests comprising the Property to any wholly-owned subsidiary subject, at all times, to the requirement that any such subsidiary remain wholly owned by the Party hereto failing which any such interest must be immediately transferred back to such Party hereto; and, provided further, that any transfer of all or any part of a Party's interest herein or to any of the mineral property interests comprising the Property to its wholly owned subsidiary shall be accompanied by the written agreement of any such subsidiary to assume the obligations of such Party hereunder and to be bound by the terms and conditions hereof.

8.3     Right of first refusal. At any time both prior to and after the exercise of the Option by the Purchaser in accordance with the terms of this Agreement each of the Vendor and the Purchaser (hereinafter each called the "Disposing Party") hereby grants to the other Party a right of first refusal to acquire all or any portion of any interest herein or to any of the mineral property interests comprising the Property which the Disposing Party desires to dispose of (hereinafter called, collectively, the "Holding"). If a Disposing Party receives a bona fide offer to purchase from, or where a sale is solicited by the Disposing Party, then upon settling the proposed terms thereof with a third party for the purchase or sale of the Holding, the Disposing Party shall forthwith offer to sell the Holding to the other Party. The offer to sell to the non-Disposing Party (or Parties as the case may be) shall be on the same terms and conditions and of equivalent dollar value as those contained in the offer to the third party; provided, however, that should the Parties fail to agree upon a determination of the equivalent dollar value for any such offer, such equivalent dollar value shall be determined finally by arbitration under the provisions of Article "14" hereinbelow. The other Party shall be entitled to elect, by notice to the Disposing Party within 30 calendar days from the date of receipt of the offer to sell, to acquire the Holding, on the same terms and conditions as those set forth in the offer to the third party. If the other Party does not exercise its right to acquire the Holding as aforesaid, the Disposing Party may, for a period of 60 calendar days following the last date upon which the other Party could have made the election hereinabove, dispose of the Holding, but only on the same terms and conditions as set forth in that offer. Any transfer of all or any part of a Disposing Party's interest herein or to any of the mineral property interests comprising the Property shall be accompanied by the written agreement of any such transferee to assume the obligations of such Disposing Party hereunder and to be bound by the terms and conditions hereof.

Article 9
REGISTRATION, PARTITION AND TENANCY

9.1     Registration. Upon the request of the Purchaser the Vendor shall assist the Purchaser to record this Agreement with the appropriate mining recorders and, when required, the Vendor shall further provide the Purchaser with such recordable documents as the Purchaser and its counsel shall require to record its due interest in respect of the mineral property interests comprising the Property.

9.2     Partition. No Party owning a partitionable interest in any to any of the mineral property interests comprising the Property shall, during the term of this Agreement, exercise any right to apply for any partition of any portion of the mineral property interests comprising the Property or for the sale thereof in lieu of partition.

9.3     Tenancy. Any interests of the Purchaser and Vendor in and to any of the mineral property interests comprising the Property shall be held as tenants in common and not as joint tenants.

Article 10
DUE DILIGENCE INVESTIGATION

10.1     Due Diligence. Each of the Parties hereto shall forthwith conduct such further due diligence examination of the other Parties hereto as it deems appropriate.

10.2     Confidentiality. Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Party hereto, at all times subject to the confidentiality provisions of Articles "12" and "13" hereinbelow, as each Party deems necessary. In that regard the Parties agree that each shall have full and complete access to, if and where applicable, the other Party's respective books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors' meetings and its committees, investment agreements, material contracts and as well as such other documents and materials as the Parties hereto, or their respective solicitors, may deem reasonable and necessary to conduct an adequate due diligence investigation of each Party and its respective operations and financial condition prior to the Closing.

Article 11
NON-DISCLOSURE

11.1     Non-disclosure. Subject to the provisions of section "11.3" hereinbelow, the Parties hereto, for themselves and, if and where applicable, their officers, directors, shareholders, consultants, employees and agents, agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties' express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, inter alia, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a court or on a "need to know" basis to each of the Parties' respective professional advisors.

11.2     Documentation. Any document or written material generated by either Party hereto in the course of, or in connection with, the due diligence investigations conducted pursuant to this Agreement shall be marked "Confidential" and shall be treated by each Party as a trade secret of the other Parties. Upon termination of this Agreement prior to Closing all copies of any and all documents obtained by any Party from any other Party herein, whether or not marked "Confidential", shall be returned to the other Party forthwith.

11.3 Public announcements. Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.

Article 12
PROPRIETARY INFORMATION

12.1     Confidential Information. Each Party hereto acknowledges that any and all information which a Party may obtain from, or have disclosed to it, about the other Party constitutes valuable trade secrets and proprietary confidential information of the other Party (collectively, the "Confidential Information"). No such Confidential Information shall be published by any Party without the prior written consent of the other Party hereto; however, such consent in respect of the reporting of factual data shall not be unreasonably withheld and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. Furthermore, each Party hereto undertakes not to disclose the Confidential Information to any third party without the prior written approval of the other Party hereto and to ensure that any third party to whom the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein.

12.2     Impact of breach of confidentiality. The Parties hereto acknowledge and agree that the Confidential Information is important to the respective businesses of each of the Parties and that, in the event of disclosure of the Confidential Information, except as authorized hereunder, the damage to each of the Parties hereto, or to either of them, may be irreparable. For the purposes of the foregoing sections the Parties recognize and hereby agree that a breach by any of the Parties of any of the covenants therein contained would result in irreparable harm and significant damage to the other Party that would not be adequately compensated for by monetary award. Accordingly, the Parties agree that in the event of any such breach, in addition to being entitled as a matter of right to apply to a court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Party, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a court of competent jurisdiction as being unreasonable, the Parties agree that said court shall have authority to limit such restrictions, activities or periods as the court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the respective businesses of each of the Parties and are reasonable and valid, and all defenses to the strict enforcement thereof by either of the Parties are hereby waived by the other Parties.

Article 13
FORCE MAJEURE

13.1     Events. If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

13.2     Notice. A Party shall, within seven calendar days, give notice to the other Party of each event of force majeure under section "13.1" hereinabove and, upon cessation of such event, shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 14
ARBITRATION

14.1     Matters for Arbitration. The Parties hereto agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

14.2     Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than 10-calendar days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such 10 calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section "14.3" hereinbelow.

14.3     Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within 10 calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 10 calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within 10 calendar days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed under the provisions of the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, Canada, for the purpose of hearing the evidence and representations of the Parties, and such arbitrator shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

14.4     Award. The Parties hereto agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 15
DEFAULT AND TERMINATION

15.1     Default. The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the "Defaulting Party"), the non-defaulting Party (herein called the "Non-Defaulting Party") shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall either:

(a)     cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)     give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

15.2     Arbitration. If arbitration is sought a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article "14" hereinabove.

15.3     Curing the Default. If:

(a)     the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

(b)     arbitration is not so sought; or

(c)     the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

15.4     Termination. In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be immediately terminated in the event that:

(a)     the Option is terminated in accordance with Article "2" hereinabove;

(b)     either of the Parties hereto has either not satisfied or waived each of their respective conditions precedent prior to the Subject Removal Date in accordance with the provisions of Article "5" hereinabove;

(c)     either of the Parties hereto has failed to deliver, or caused to be delivered, any of their respective materials required to be delivered in accordance with Articles "5" and "6" hereinabove prior to each of the Subject Removal Date and the Closing Date in accordance with the provisions of Articles "5" and "6" hereinabove;

(d)     either of the Parties hereto has not provided a satisfactory report on its respective due diligence as contemplated in accordance with Articles "5" and "6" hereinabove;

(e)     the Closing Date in respect of the due and complete exercise of the Option by the Purchaser has not occurred within 30 calendar days from the Effective Date; or

(f)     by agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Articles "2", "11" and "12" hereinabove.

Article 16
INDEMNIFICATION AND LEGAL PROCEEDINGS

16.1     Indemnification. Each Party hereto agrees to indemnify and save the other Party hereto, including their respective affiliates and their respective directors, officers, employees and agents (collectively, the "Indemnified Parties" and, individually, as an "Indemnified Party")

harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any Party hereto, the Indemnified Party will give the affected Party prompt written notice of any such action of which the Indemnified Party has knowledge and the affected Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the affected Party of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the affected Party of any substantive rights or defenses. No admission of liability and no settlement of any action shall be made without the affected Party's consent and the consent of the Indemnified Parties affected, such consent not to be unreasonable withheld. Notwithstanding that the affected Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)     employment of such counsel has been authorized by the affected Party;

(b)     the affected Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)     the named parties to any such action include that the affected Party and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between the affected Party and the Indemnified Party; or

(d)     there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the affected Party.

If for any reason other than the gross negligence or bad faith of the Indemnified Parties (or any of them) being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Parties (or any of them) or insufficient to hold them harmless, the affected Party shall contribute to the amount paid or payable by the Indemnified Parties as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the affected Party on the one hand and the Indemnified Parties on the other, but also the relative fault of the Parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the affected Party shall in any event contribute to the amount paid or payable by the Indemnified Parties as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Parties or any of them), any excess of such amount over the amount of the fees actually received by the Indemnified Parties hereunder.

16.2     Legal proceedings. The Parties hereto agrees that if:

(a)     any legal proceedings shall be brought against either of them by any governmental commission or regulatory authority or any stock exchange; or

(b)     an entity having regulatory authority, either domestic or foreign, shall investigate either of them;

and personnel of either Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding the terms and conditions of this Agreement, such Party shall have the right to employ its own counsel in connection therewith and the affected Party will pay to such Party a per diem amount for their services based on its normal hourly or daily rate together with such disbursements and reasonable out-of-pocket expenses as may be incurred in connection therewith, including fees and disbursements of counsel incurred in connection with such testimony or participation.

Article 17
NOTICE

17.1     Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

17.2     Change of Address. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 18
GENERAL PROVISIONS

18.1     Entire agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement and including, without limitation, the terms and conditions of the prior MOU.

18.2     Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

18.3     Time of the essence. Time will be of the essence of this Agreement.

18.4     Representation and costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, act solely for the Purchaser, and, correspondingly, that the Vendor has been required by each of Lang Michener LLP and the Purchaser to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to the Purchaser and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Purchaser for certain of such persons to act in a similar capacity while acting for the Purchaser as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of the Purchaser.

18.5     Applicable law. The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia, Canada.

18.6     Further assurances. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

18.7     Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

18.8     Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

18.9     Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

18.10     Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Effective Date as set forth on the front page of this Agreement.

18.11     No partnership or agency. The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

18.12 Consents and waivers. No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a)     be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)     be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)     constitute a general waiver under this Agreement; or

(d)     eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

IN WITNESS WHEREOF each of the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as of the Effective Date as set forth in the front page of this Agreement.

The CORPORATE SEAL of IPP GOLD LIMITED the Vendor herein, was hereunto affixed in the presence of: /s/ Douglas Boateng Authorized Signatory	) ) ) ) ) ) ) )	(C/S)
The CORPORATE SEAL of DOUGLAS LAKE MINERALS INC the Purchaser herein, was hereunto affixed in the presence of: /s/ Harpreet Sangha Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

__________

Schedule A

This is Schedule "A" to that certain Mineral Property Acquisition Agreement as entered between the Vendor (IPP Gold Limited) and the Purchaser (Douglas Lake Minerals Inc.).

Property

Refer to the materials describing the Property which are attached hereto.

37.7 °
37.8 °
37.9 °
38 °
38.1 °
-5.7 °
-5.8 °
-5.9 °
-6 °
PL 4781
HQ-P21589
HQ-P21587
HQ-P12586
HQ-P21588
DLKM Properties
Canaco Properties
1:200,000
Lat/Long (Arc 1960)
8 kilometres

__________

Schedule B

This is Schedule "B" to that certain Mineral Property Acquisition Agreement as entered between the Vendor (IPP Gold Limited) and the Purchaser (Douglas Lake Minerals Inc.).

MOU

Refer to the copy of the MOU which is attached hereto.

MEMORANDUM OF UNDERSTANDING

This memorandum of understanding is entered this......30........day of...Aug.....2010

BETWEEN

DOUGLAS LAKE MINERALS INC A corporation organized under the Laws of the States of Nevada, United States of America having its Registered office at suite 500-602 West Hasting Street, Vancouver, British Columbia, V6B 1P2.(Hereafter referred DL)

AND

IPP Resources Limited, a limited liability Company Registered according to the Laws of Tanzania, of P.O.BOX 163, Dar es Salaam, (hereinafter referred to as IPP R)

Whereas DL is a listed Mining Company in the United States.

Whereas IPP Resources is holding Company having its subsidiaries dealing in various mining activities in Tanzania.

Whereas IPP Resources through its subsidiaries own and maintain Handeni Property which has several mining licenses.

Parties intend to enter into an agreement for DL to acquire selected mining properties of IPPR within the Handeni District.

Parties agree as it follows.

TERMS.

1. IPPR to transfer 4 properties in the Handeni region to DL
2. In consideration for the properties DL shall transfer 100m common shares to IPPR at 15 Cents per share.
3. In addition IPPR shall get additional shares valued at 3Million USD
4. Further DL shall provide cash consideration of 2Million USD upon the execution of the main agreement.
5. That the Board of DL shall be reconstituted
6. IPPR shall nominate 3 Directors to the main Board, i.e. Mr Reginald Mengi, Dr, R. Scheepers and Dr. D Boateng. Others nominees shall be presented for consideration to the board of the local subsidiary.

7. Mr Reginald Mengi shall be a Chairperson to the board
8. Initial drilling program shall commence latest end September
9. That DL shall make a Public announcement as it follows.
    - First announcement shall be made after signing of agreement regarding earn in acquisition of property and reconstitution of the board
    - Second announcement shall be made with current data, survey results and targets
    - Third announcement shall be made in relation to drilling results
10. For a governance perspective number of committees shall be formed and shall include the three nominees from IPPR
11. None of the provisions of this Memorandum shall grant any Party the right to make commitments of any kind for or on behalf of the other Party without the prior written consent of that other Party.
12. It is the intention of the Parties to execute a formal, binding agreement which will supersede and replace this MOU, once the targeted initial deliverables have been delivered by DL.
13. The Parties undertake not to enter into any agreements or relationship with any other parties that are contrary to the spirit and content of this Agreement.
14. The Parties warrants that this Agreement is not in conflict with any other agreement that they have already concluded with other parties.
15. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns. The parties shall take the necessary steps to give effect to the timeouts execution of this Agreement. The parties shall act towards each other with the utmost good faith and shall use their best endeavors to ensure the successful implementation of this Agreement.
16. The Parties have executed a separate confidentiality and non-disclosure agreement ("NDA") which is attached hereto as Annexure A and which forms part hereof by reference thereto.

17. Each party further agree to keep confidential all commercial, technical and other aspects of the business of the other party, including any proprietary know-how as long as this Memorandum is in force and for a period of two years thereafter. Also, any information created or arising out of this Memorandum shall remain confidential for a period of ten years after its termination.
18. The parties hereby agree and confirm that they are the owner of all written instructions, notes, memoranda, cassettes, agreements, technical information, workshop and seminar materials or any other documentation of whatsoever nature and in whatsoever form relating to this memorandum of agreement or any project to be undertaken by them which may come into the possession of the other party together with all copies thereof. All such documentation referred to above shall forthwith be returned to the party being the owner thereof on the written request of such party.
19. The parties agree
    i. to keep this MOU (including drafts) strictly secret and confidential until such time as they mutually agree in writing that a public announcement shall be made concerning the MOU.
    ii. that neither Party shall make any public announcements regarding the collaboration, the possible partnership and any other similar projects without the prior consent of the other Party and in particular shall include reference to the other Party in its press releases or public announcements concerning the collaboration, and the possible joint venture.

20. GOVERNING LAW

This MOU shall be governed, construed and interpreted in accordance with the laws of Tanzania, Canada and USA

21. DURATION & COMING INTO FORCE

a. This MOU shall endure for a period of seventeen working days(17 days) from signature upon which it shall be terminated unless renewed by agreement between the Parties.

b. This MOU shall be effective at the date of signature of hereof by the Party signing last in time.

22. GENERAL

a. This MOU can only be modified by a written document signed by all of the Parties hereto.

b. Upon termination of this Memorandum each Party shall honour its existing contracts and obligations to the other Party. This Memorandum constitutes the sole and entire agreement and understanding between the parties hereto concerning the subject matter hereof and supersedes all previous agreements and understandings, express or implied, between the parties hereto and all inducements or representations, pertaining to the subject matter hereof, and all minutes of meetings of the parties hereto or of their representatives of the parties hereto. The waiver or the requirement of any amendment being valid only if in writing shall be binding upon the parties upon the parties only if agreed upon in writing by the parties hereto.

Parties agree that all the terms of this MOU shall be fulfilled upon the execution of the main agreement which shall be by 30th September 2010.

FOR IPP RESOURCES:

Name...Reginald Abraham Mengi...

Signature...[signature]...

Qualification...Executive Chairman...

DOUGLAS LAKE MINERALS

Name...HARPREET SANGHA...

Signature...[signature]...

Qualification...CEO...

WITNESSES:

NAME .... SIGNATURE ....

NAME .... SIGNATURE ....

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Schedule C

This is Schedule "C" to that certain Mineral Property Acquisition Agreement as entered between the Vendor (IPP Gold Limited) and the Purchaser (Douglas Lake Minerals Inc.).

Net Smelter Royalty Terms and Conditions

1.     The Net Smelter Royalty shall be equal to 2% (or up to 3% as set forth in the Agreement) of Net Smelter Returns (as hereinafter defined) (subject to adjustment in accordance with section "2.3" of the Agreement to which this schedule is Schedule "C") from any mine in production or put into production as a result of commencing commercial production on the Property.

2.     "Net Smelter Returns" will mean the actual proceeds received from any mint, smelter, refinery or other purchaser from the sale of ores, minerals, mineral substances, metals (including bullion) or concentrates (collectively, the "Product") produced from the Property and sold or proceeds received from an insurer in respect of Product, after deducting from such proceeds the following charges to the extent that they were not deducted by the purchaser in computing payments:

(a)     smelting and refining charges;

(b)     penalties, smelter assay costs and umpire assay costs;

(c)    cost of freight and handling of ores, metals or concentrates from the Property to any mint, smelter, refinery, or other purchaser;

(d)     marketing costs;

(e)     costs of insurance in respect of Product; and

(f)     customs duties, severance tax, royalties, ad valorem or mineral taxes or the like and export and import taxes or tariffs payable in respect of Product.

3.     The Net Smelter Royalty will be:

(a)     calculated and paid on a quarterly basis within 45 calendar days after the end of each quarter of the fiscal year for the mine (each an "Operating Year"), based on the Net Smelter Returns for such quarter;

(b)     each payment of a Net Smelter Royalty will be accompanied by an unaudited statement indicating the calculation of the Net Smelter Royalty hereunder in reasonable detail and the holder of the Net Smelter Royalty (the "Holder" herein) will receive, within three months of the end of each Operating Year, an annual summary unaudited statement (each an "Annual Statement") showing in reasonable detail the calculation of the Net Smelter Royalty for the last completed Operating Year and showing all credits and deductions added to or deducted from the amount due to the Holder;

(c)     the Holder of the Net Smelter Royalty will have 45 calendar days from the time of receipt of the Annual Statement to question the accuracy thereof in writing and, failing such objection, the Annual Statement will be deemed to be correct and unimpeachable thereafter;

(d)     if the Annual Statement is questioned by the Holder, and if such questions cannot be resolved between the Purchaser and the Holder, the Holder will have 12 months from the time of receipt of the Annual Statement to have such audited, which will initially be at the expense of the Holder;

(e)     the audited Annual Statement will be final and determinative of the calculation of the Net Smelter Royalty for the audited period and will be binding on the Parties, and any overpayment of Net Smelter Royalty will be deducted by the Purchaser from the next payment of a Net Smelter Royalty and any underpayment of the Net Smelter Royalty will be paid forthwith by the Purchaser;

(f)     the costs of the audit will be borne by the Holder if the Annual Statement was accurate within 1% or overstated the Net Smelter Royalty payable by greater than 1% and will be borne by the Purchaser if such statement understated the Net Smelter Royalty payable by greater than 1%. If the Purchaser is obligated to pay for the audit it will forthwith reimburse the Holder for any of the audit costs which it had paid; and

(g)     the Holder will be entitled to examine, on reasonable notice and during normal business hours, such books and records as are reasonably necessary to verify the payment of the Net Smelter Royalty to it from time to time; provided, however, that such examination shall not unreasonably interfere with or hinder the Purchaser's operations or procedures.

4.     The determination of the Net Smelter Royalty hereunder is based on the premise that production will be developed solely from the Property. If the Property and one or more other properties are incorporated in a single mining project and metals, ores or concentrates pertaining to each are not readily segregated on a practical or equitable basis, the allocation of actual proceeds received and deductions therefrom will be negotiated between the Parties and, if the parties fail to agree on such allocation, such will be referred to arbitration pursuant to section "5" hereof. In such arbitration the arbitrator will make reference to this Schedule and to practices used in mining operations that are of a similar nature. The arbitrator will be entitled to retain such independent mining consultants as he considers necessary. The decision of the arbitrator will be final and binding on the Parties.

5.     Any matters in this Agreement which are to be settled by arbitration will be subject to the following:

(a)     any matter required or permitted to be referred to arbitration pursuant to this Agreement will be determined by a single arbitrator to be appointed by the Parties hereto;

(b)     any Party may refer any such matter to arbitration by written notice to the other Party and, within 10 calendar days after receipt of such notice, the Parties will agree on the appointment of an arbitrator. No person will be appointed as an arbitrator hereunder unless such person agrees in writing to act;

(c)     if the Parties cannot agree on a single arbitrator as provided in paragraph "5(b)", either Party may submit the matter to arbitration (before a single arbitrator) in accordance with the Commercial Arbitration Act (British Columbia) (the "Act"); and

(d)     except as specifically provided in this section, an arbitration hereunder will be conducted in accordance with the Act. The arbitrator will fix a time and place in Vancouver, British Columbia, Canada, for the purpose of hearing the evidence and representations of the Parties and the arbitrator will preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the Parties may submit, the arbitrator will make an award and reduce the same to writing and deliver one copy thereof to each of the Parties. The decision of the arbitrator will be made within 45 calendar days after his appointment, subject to any reasonable delay due to unforeseen circumstances. The expense of the arbitration will be paid as specified in the award. The Parties agree that the award of the single arbitrator will be final and binding upon each of them and will not be subject to appeal.

6.     It is the intention of the Parties that the Net Smelter Royalty will constitute an interest in land and will run with the land and will attach to and run with each and every part of the Property. The right to receive a percentage of Net Smelter Returns as and when due is not and will not be deemed to be a contractual right only. The right to receive a percentage of Net Smelter Returns as and when due will not be deemed to constitute the Holder the partner, agent or legal representative of the Purchaser.

7.     The Purchaser may, if it is the operator of the Property, but will not be under any duty to, engage in price protection (hedging) or speculative transactions such as futures contracts and commodity options in its sole discretion covering all or part of production from the Property and, except in the case where Products are actually delivered and a sale is actually consumed under such price protection or speculative transactions, none of the revenues, costs, profits or losses from such transaction will be taken into account in calculating Net Smelter Returns or any interest therein; provided, however, that if the Purchaser delivers Product under a price protection or speculative program where the proceeds derived therefrom are less than those that would have been received had the Product been sold at the spot price in effect at the time of sale, the Net Smelter Returns payable to the Holder will be based on such spot price.

8.     In addition to its right to repurchase 50% of the Royalty as provided for in the Agreement, the Purchaser shall have a right of first refusal on the proposed sale by the Holder of all or part of the Net Smelter Royalty as follows:

(a)     if the Holder (in this section called the "Offeror") intends to sell all or part of the Net Smelter Royalty (in this section called the "Interest") it will first give notice in writing to the Purchaser (in this section called the "Offeree") of such intention together with the terms and conditions on which the Offeror intends to sell the Interest;

(b)     any communication of an intention to sell pursuant to this section will be in writing delivered in accordance with the terms of the Agreement and will set out fully and clearly all of the terms and conditions of any intended sale and such communication will be deemed to constitute an offer (the "Offer") by the Offeror to the Offeree to sell the Interest to the Offeree on the terms and conditions set out in such Offer;

(c)     any Offer made as contemplated in this section will be open for acceptance by the Offeree for a period of 60 calendar days from the date of receipt of the Offer by the Offeree;

(d)     if the Offeree accepts the Offer within the time provided in paragraph "8(c)", such acceptance will constitute a binding agreement of purchase and sale between the Offeror and the Offeree for the Interest on the terms and conditions set out in the Offer; and

(e)     if the Offeree does not accept the Offer within the time prescribed, the Offeror may complete the sale of the Interest on the terms and conditions set out in the Offer or on terms and conditions substantially similar to, but no more favourable than, the terms and conditions set out in the Offer, within 90 calendar days from the expiration of the right of the Offeree to accept such Offer or the Offeror must again comply with the provisions of this section.

10.     The operator of the Property, whether or not it is the Purchaser, will be entitled to:

(a)     make all operational decisions with respect to the methods and extent of mining and processing of ore, concentrate, doré, metal and products produced from the Property;

(b)     make all decisions relating to sales of such concentrate, doré, metal and products produced; and

(c)     make all decisions concerning temporary or long-term cessation of operations.

11.     All capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement to which these Net Smelter Royalty Terms and Conditions form Schedule "C".

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End of Mineral Property Acquisition Agreement

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